UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2009
OUTDOOR CHANNEL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-17287	33-0074499

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)
43445 Business Park Drive, Suite 103
Temecula, California 92590
(Address of principal executive offices)
(951) 699-6991
Registrant’s telephone number, including area code
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.
     On September 24, 2009, Outdoor Channel Holdings, Inc. (the “Company”) entered into an amendment, dated as of September 14, 2009, of its prior revolving line of credit agreement (the “revolver”) with U.S. Bank N.A. dated as of September 21, 2007 to extend the maturity date from September 5, 2009 to September 5, 2010. The revolver provides that the interest rate per annum as selected by the Company shall be prime rate plus 0.25% or LIBOR plus 2.25%. The revolver is unsecured. This credit facility contains customary financial and other covenants and restrictions including a change of control provision and certain minimum liquidity metrics. As of the date of this report, we did not have any outstanding borrowings under the revolver.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     See the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
10.1	Amendment to Loan Agreement and Note dated September 14, 2009 by and between U.S. Bank N.A. and Outdoor Channel Holdings, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTDOOR CHANNEL HOLDINGS, INC.
	By:	/s/ Shad L. Burke
Shad L. Burke
Date: September 25, 2009		Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Amendment to Loan Agreement and Note dated September 14, 2009 by and between U.S. Bank N.A. and Outdoor Channel Holdings, Inc.